Exhibit 23(j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus, and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated May 10, 2001, in the Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A No. 2-60103) of the Federated High Income Bond Fund, Inc., dated May 31, 2001.




                                                ERNST & YOUNG LLP


Boston, Massachusetts
May 24, 2001